UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 15, 2013

Knight Capital Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-14223	22-3689303
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Washington Boulevard, Jersey City, NJ		07310
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (201) 222-9400

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 15, 2013, Knight Capital Group, Inc., a Delaware corporation (the “Company”), GETCO Holding Company, LLC, a Delaware limited liability company (“GETCO”); GA-GTCO, LLC, a Delaware limited liability company; Knight Holdco, Inc., a Delaware corporation and wholly owned subsidiary of Knight (“KCG”); Knight Acquisition Corp, a Delaware corporation and wholly owned subsidiary of the Company; GETCO Acquisition, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company; and GA-GTCO Acquisition, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company, entered into an Amended and Restated Agreement and Plan of Merger (the “Amended Agreement”), which amended that certain Agreement and Plan of Merger, dated as of December 19, 2012, among the parties (the “Original Agreement”). The Amended Agreement provides for, among other things, a strategic business combination between the Company and GETCO (the “Merger”).

After consulting with the New York Stock Exchange regarding listing requirements applicable to KCG following the Merger, the parties entered into the Amended Agreement to adjust the exchange ratios by which each share of Class A common stock, par value $0.01 per share, of Knight (“Knight Common Stock”) and each GETCO Class A, Class B and Class P unit would be converted into shares of common stock, par value $0.01 per share, of KCG (the “KCG Common Stock”) in the Mergers. Under the terms of the Original Agreement, one share of Knight Common Stock would have been eligible to be converted into one share of KCG Common Stock. Under the terms of the Amended Agreement, one share of Knight Common Stock will be eligible to be converted into one-third of a share of KCG Common Stock, subject to customary adjustments to prevent the issuance of fractional shares. These adjustments are intended to increase the trading price of KCG Common Stock at the closing of the Mergers relative to the expected closing trading price of KCG Common Stock under the exchange ratios contained in the Original Agreement, to ensure that the trading price of KCG Common Stock at closing is above the minimum stock price required for a new listing on the New York Stock Exchange. The adjustments do not alter the aggregate consideration paid to Knight common stockholders or GETCO Class A, Class B and Class P unitholders. The Amended Agreement also removes the approval of the Securities and Futures Commission of Hong Kong (with respect to GETCO Asia (Hong Kong) Limited) as a condition to the closing of the Mergers, due to GETCO’s and Knight’s decision to close their respective Hong Kong offices.

The foregoing description of the Amended Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Agreement, a copy of which is filed herewith as Exhibit 2.1 and is incorporated in this Item 1.01 by reference.

Item 8.01.	Other Events.

On April 15, 2013, the Company and GETCO issued a joint press release announcing that they have entered into the Amended Agreement. A copy of the joint press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

2.1	Amended and Restated Agreement and Plan of Merger, dated as of April 15, 2013, by and among Knight Capital Group, Inc., GETCO Holding Company, LLC, GA-GTCO, LLC, Knight Holdco, Inc., Knight Acquisition Corp, GETCO Acquisition LLC and GA-GTCO Acquisition, LLC.

99.1	Press release dated April 15, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KNIGHT CAPITAL GROUP, INC.

Date: April 15, 2013	By:	/s/ Andrew M. Greenstein
Andrew M. Greenstein
Managing Director, Deputy General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1	Amended and Restated Agreement and Plan of Merger, dated as of April 15, 2013, by and among Knight Capital Group, Inc., GETCO Holding Company, LLC, GA-GTCO, LLC, Knight Holdco, Inc., Knight Acquisition Corp, GETCO Acquisition LLC and GA-GTCO Acquisition, LLC.

99.1	Press release of Knight Capital Group, Inc., dated April 15, 2013.